Exhibit 21

SUBSIDIARIES OF M.D.C. HOLDINGS, INC.

Name	State of Organization	Doing Business As
AHT Reinsurance, Inc.	Vermont
Allegiant Insurance Company, Inc., A Risk Retention Group	Hawaii
American Home Insurance Agency, Inc.	Colorado	AHI Insurance Agency AH Insurance Agency, Inc.
American Home Title and Escrow Company	Colorado	AHT Title Company of Texas
ASFC-W, Inc.	Arizona
ASW Finance Company	Arizona
HomeAmerican Mortgage Corporation	Colorado	Home American Mortgage Corporation
MDC.com, Inc.	Colorado
M.D.C. Home Finance Corporation	Colorado
M.D.C. Land Corporation	Colorado	MDC Land Flight Operations Co. Richmond Developments Limited
M.D.C. Residual Holdings, Inc.	Colorado
MDC/Wood, Inc.	Delaware
Monaco Street Financial I, Inc.	Colorado
Monaco Street Financial II, Inc.	Colorado
RAH of Florida, Inc.	Colorado
RAH of Texas, LP	Colorado	Richmond American Homes of Texas
RAH Texas Holdings, LLC	Colorado
Richmond American Construction, Inc.	Delaware
Richmond American Homes Corporation	Colorado
Richmond American Homes of Arizona, Inc.	Delaware
Richmond American Homes of Colorado, Inc.	Delaware
Richmond American Homes of Delaware, Inc.	Colorado
Richmond American Homes of Florida, LP	Colorado
Richmond American Homes of Illinois, Inc.	Colorado
Richmond American Homes of Maryland, Inc.	Maryland	Richmond American Homes of California, Inc.
Richmond American Homes of Nevada, Inc.	Colorado
Richmond American Homes of New Jersey, Inc.	Colorado
Richmond American Homes of Pennsylvania, Inc.	Colorado
Richmond American Homes of Texas, Inc.	Colorado
Richmond American Homes of Utah, Inc.	Colorado
Richmond American Homes of Virginia, Inc.	Virginia
Richmond American Homes of West Virginia, Inc.	Colorado
Richmond American Homes Two, Inc.	Colorado
Richmond American Homes Three, Inc.	Colorado
Richmond American Homes Four, Inc.	Colorado
Richmond American Homes Five, Inc.	Colorado
Richmond American Homes Six, Inc.	Colorado
Richmond American Homes Seven, Inc.	Colorado
Richmond Realty, Inc.	Colorado
StarAmerican Insurance Ltd.	Hawaii
Yosemite Financial, Inc.	Colorado